UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2018
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TILLY’S, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Whatney
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
(949) 609-5599
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On January 24, 2018, World of Jeans & Tops, a California corporation and a wholly owned subsidiary of Tilly’s, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 5 (the “Amendment”) to the Amended and Restated Credit Agreement (as amended, the “Agreement”), dated as of May 3, 2012, with Wells Fargo Bank, National Association. The Amendment allows for the declaration and payment of dividends or distributions to stockholders within specified limits, including a special, one-time, cash dividend of up to $30.0 million on or before April 29, 2018.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01	Other Events.
On January 25, 2018, the Company issued a press release announcing a one-time special cash dividend of $1.00 per share to be paid on February 20, 2018, to all holders of record of issued and outstanding shares Class A common stock and Class B Common stock as of the close of business on February 9, 2018. In this same press release, the Company also reported its preliminary assessment of the impact of the Tax Cuts and Jobs Act on the Company.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description
10.1	Amendment No. 5 to Amended and Restated Credit Agreement and Note, dated as of January 24, 2018, by and between World of Jeans & Tops, a California corporation, and Wells Fargo, National Association.
99.1	Press Release of Tilly’s, Inc. dated January 25, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: January 25, 2018	By:	/s/ Michael L. Henry
	Name:	Michael L. Henry
	Title:	Chief Financial Officer, Corporate Secretary